As filed with the Securities and Exchange Commission on January 13, 2023

Registration No. 333-[           ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORAGENICS, INC.

(Exact name of registrant as specified in its charter)

Florida	59-3410522
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4902 Eisenhower Boulevard, Suite 125

Tampa, Florida 33634

(813) 286-7900

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Kimberly M. Murphy

Chief Executive Officer and President

Oragenics, Inc.

4902 Eisenhower Boulevard, Suite 125

Tampa, Florida 33634

(813) 286-7900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Mark A. Catchur, Esq.

Shumaker, Loop & Kendrick, LLP

101 East Kennedy Boulevard

Suite 2800

Tampa, Florida 33602

Telephone: (813) 229-7600

Facsimile: (813) 229-1660

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(A) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated January 13, 2023

PROSPECTUS

$40,000,000

Common Stock

Warrants

Units

From time to time, we may offer, issue and sell up to $40,000,000 of any combination of the securities described in this prospectus. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the NYSE American under the symbol “OGEN.” The last reported sale price of our common stock on January 12, 2023 was $7.63 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NYSE American or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

As of January 12, 2023, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $14,662,868, which was calculated based on 1,921,739 shares of our outstanding common stock held by non-affiliates and on a price of $7.63 per share, the last reported sale price for our common stock on January 12, 2023. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period unless our public float subsequently rises to $75.0 million or more.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 8 of this prospectus, or contained in the applicable prospectus supplement and any related free writing prospectus we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is         , 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration statement, we may, from time to time, sell any combination of the securities referred to herein in one or more offerings for total gross proceeds of up to $40,000,000. This prospectus provides you with a general description of the securities we may offer.

Until such time, if ever, as we are eligible to use General Instruction I.B.1. of Form S-3, pursuant to General Instruction I.B.6. of Form S-3, we are permitted to use the registration statement of which this prospectus forms a part to sell, via a primary offering, a maximum amount of securities equal to one-third of the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates of our company in any twelve month period.

Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the offered securities. We also may authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus, together with applicable prospectus supplements and any related free writing prospectuses, includes all material information relating to these offerings. We also may add, update or change, in the prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you, any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the section entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus, before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized any other person to provide you with different or additional information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date on the front of the document and that any information we have incorporated by reference is accurate as of the date of the document incorporated by reference, but not on any date subsequent to the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus or any sale of a security. Our business, financial condition, results of operations and prospectus may have changed since those dates.

This prospectus contains and incorporates by reference market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified their data. This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

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PROSPECTUS SUMMARY

The items in the following summary are described in more detail elsewhere in this prospectus and in the documents incorporated by reference herein. This summary provides an overview of selected information and does not contain all the information you should consider before investing in our common stock. Therefore, you should read the entire prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the “Risk Factors,” and information under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements and related notes, and the exhibits to the registration statement of which this prospectus is a part, before making any investment decision.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Oragenics” the “Company,” “we,” “our” and “us” or similar references mean Oragenics, Inc. When we refer to “you,” we mean the holders of the applicable securities. We own various U.S. federal trademark applications and unregistered trademarks, including our company name. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indication that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Overview

We are a development-stage company dedicated to fighting infectious diseases including coronaviruses and multidrug-resistant organisms. Our lead product (NT-CoV2-1) is an intranasal vaccine candidate to prevent coronavirus disease (“COVID-19”) from the SARS-CoV-2 virus and variants thereof. The NT-CoV2-1 program leverages coronavirus spike protein research licensed from the National Institutes of Health and the National Research Council of Canada with a focus on reducing viral transmission and offering a more patient-friendly intranasal administration. Our lantibiotics program features a novel class of antibiotics against bacteria that have developed resistance to commercial antibiotics.

Our SARS-CoV-2 Vaccine Product Candidate - NT-CoV2-1

Following our May 2020 acquisition of one hundred percent (100%) of the total issued and outstanding common stock of Noachis Terra, Inc. (“Noachis Terra”) we are focused on the development and commercialization of a vaccine product candidate to provide long-lasting immunity from SARS-CoV-2, which causes COVID-19. Noachis Terra is a party to a worldwide, nonexclusive intellectual property and biological materials license agreement with the National Institute of Allergy and Infectious Diseases (“NIAID”), an institute within the National Institutes of Health (“NIH”), relating to certain research, patent applications and biological materials involving pre-fusion stabilized coronavirus spike proteins and their use in the development and commercialization of a vaccine to provide specific, long lasting immunity from SARS-CoV-2. Since the acquisition we have conducted testing in animal models, including SARS-CoV-2 challenge studies in hamsters, using specific formulations for intramuscular administration (our Terra CoV-2 vaccine candidate) and intranasal administration (our NT-CoV2-1 vaccine candidate), both based on the NIAID pre-fusion stabilized spike protein antigens. Following consideration of a number of factors, including but not limited to the competitive landscape, we determined to bring the intranasal vaccine candidate NT-CoV2-1, into further development due to the greater differentiation versus current COVID-19 vaccines and the potential benefits of intranasal over intramuscular administration. We believe these benefits could include a higher reduction of transmission of SARS-CoV-2 and would offer a needle-free delivery option. We therefore are currently focusing our development efforts on our more highly differentiated NT-CoV2-1 vaccine candidate.

On July 26, 2021, we entered into a licensing agreement with the National Research Council (“NRC”) that enables us to pursue the development of next-generation vaccines against the SARS-CoV-2 virus and its variants. The license was subsequently amended to: include the Omicron variant, broaden the non-exclusive field of use to include all diseases caused by coronaviruses, and any genetic variants thereof, to add a research protocol developed by the NRC, and to add reagents as part of the NRC Technology licensed by us. The NRC technologies, in combination with the licensed technologies from the U.S. NIH used in our NT-CoV2-1 vaccine candidate, provide us with a platform that can generate cell lines for high-yield production of spike protein antigens for existing and emerging variants of concern. This platform should allow production of cell lines within six to eight weeks of spike gene sequence availability, compared with six to nine months for traditional production of such cell lines. The NRC technologies, developed with support from the NRC’s Pandemic Response Challenge Program, are expected to enable expedited evaluation of SARS-CoV-2 antigen candidates in pre-clinical and clinical studies.

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Coronaviruses are a family of viruses that can lead to upper-respiratory infections in humans. Recent clinical reports also suggest that the SARS-CoV-2 virus can affect other body-systems, including the nervous, cardiovascular, gastrointestinal and renal systems. Among the recent iterations of coronaviruses to move from animal to human carriers is SARS-CoV-2, which, beginning in Wuhan, China, in late 2019, caused a global pandemic due to its rapid spread and the relatively high mortality rate (as compared to the seasonal influenza). Pfizer/BioNTech received FDA approval for their COVID-19 vaccines in August of 2021 and the Moderna vaccine in January 2022. The Janssen vaccine is currently available in the United States under Emergency Use Authorizations (“EUA”) by the FDA. In July 2022, the FDA granted EUA for the Novavax COVID-19 vaccine as well. Current vaccines have reduced the rates of hospitalization and death due to COVID-19 in vaccinated individuals, but the transmission levels even in vaccinated individuals has allowed SARS-CoV-2 variants to continue to circulate. We believe given the size of the worldwide spread of COVID-19 that even with additional vaccines available, there will be demand for the highly differentiated NT-CoV2-1 vaccine, once development is successfully completed. We intend to combine the research, patent applications and biological materials covered by our NIAID license and with our NRC license and our existing clinical research and manufacturing capabilities to respond to this ongoing, global, public health issue. We believe our NT-CoV2-1 vaccine holds the possibility of playing an important role in addressing this issue.

Coronaviruses, such as SARS-CoV-2, possess signature protein spikes on their outer capsule. Our NIAID license covers patents and data on a vaccine candidate that were created based on a stabilized pre-fusion spike trimeric protein. By stabilizing the spike protein in the pre-fusion state, the number of immunogenic centers is increased thereby allowing for a greater likelihood of successful antibody binding, resulting in an improved immunogenic response. Spike protein antigens stabilized in the pre-fusion state have been used successfully in the leading COVID-19 vaccines from Pfizer/BioNTech and Moderna, which we believe reduces the risk of using the same approach in our NT-CoV2-1 vaccine candidate. The genetic code, acquired from the NIH, for the stabilized pre-fusion spike protein was provided to Aragen Bioscience, Inc. (“Aragen”) for the purpose of insertion of the spike protein gene sequence into a Chinese Hamster Ovary (“CHO”) cell line. Aragen is a leading contract research organization focused on accelerating pre-clinical biologics product development, has extensive experience building CHO cell lines for recombinant proteins, such as monoclonal antibodies. Aragen successfully inserted the NIH pre-fusion spike protein gene sequence into a CHO cell line and Oragenics is currently producing Phase 1 clinical material based upon this cell line.

We entered into both a material transfer agreement and a non-exclusive research license agreement with Inspirevax for the use of intranasal mucosal adjuvants in our NT-CoV2-1 vaccine candidates. Regarding the intranasal mucosal adjuvants of interest, BDX300 and BDX301 are proteosome-based adjuvants comprised of proteins and lipopolysaccharides with improved attributes including enhanced immune response, manufacturing efficiency and the benefits of intranasal vaccine administration. The non-exclusive license agreement allows for the collaboration and research regarding the intranasal delivery of vaccine during clinical development with the opportunity to enter into a commercial agreement upon regulatory approval of the intranasal vaccine. The NT-CoV2-1 vaccine containing Inspirevax’s intranasal mucosal adjuvant BDX301 has been studied in pre-clinical animal studies, including hamster viral challenge studies and mouse immunogenicity studies. A rabbit toxicology study has been initiated and is required for regulatory approval prior to the Phase 1 clinical study.

A Non-Exclusive Research License Agreement with Inspirevax was executed in February 2022. This agreement granted the Company non-exclusive rights to conduct non-clinical and clinical research and trials in relation to vaccines comprising the BDX300 or BDX301 adjuvants to prevent or treat diseases caused by coronaviruses and genetic variants thereof.

We began pre-clinical studies in June of 2021 through our collaboration and material transfer agreement with the NRC. We initiated an immunogenicity study in mice to evaluate several adjuvant candidates. On August 30, 2021, we announced the successful completion of these mouse immunogenicity studies that supported further development using either the intramuscular or intranasal routes of administration. A hamster challenge study was initiated in September of 2021 to assess inhibition of viral replication using adjuvants specific for intramuscular and intranasal administration. In December of 2021, we announced that both formulations generated robust immune responses and reduced the SARS-CoV-2 viral loads to undetectable levels in the nasal passages and lungs five days following a viral challenge. By contrast, hamsters in the control groups that had received saline or adjuvants alone had no detectable immune response and substantial viral loads. The vaccines delivered by intranasal and intramuscular routes generated immune responses as measured by multiple assays. On June 14, 2022, we announced that the results of these studies were published in Nature Scientific Reports.

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In March of 2022, following a positive assessment of a rabbit-based pilot study, we initiated a Good Laboratory Practice toxicology study to evaluate the safety profile and immunogenicity of NT-CoV2-1 in rabbits. This important preclinical study is designed to provide data required to advance our intranasal vaccine candidate into human clinical studies. The study has concluded and we completed the full set of toxicology data, which is needed to support the filing of an IND application for NT-CoV2-1. Based on the findings of the final toxicology report, including a full histopathology evaluation, we were able to confirm a safety and immunogenicity profile that further support our plan to submit regulatory filings required to progress to a Phase 1 clinical study.

While we previously had a Type B Pre-IND Meeting with the FDA on our intramuscular vaccine product candidate, we again met with the FDA in a Type B Pre-IND Meeting request to discuss our intranasal vaccine product candidate. As a result of this meeting, the FDA indicated that the Company could file an IND application for NT-CoV2-1 following the availability of the final GLP toxicology report for inclusion in the IND.

We believe the benefits of our NT-CoV2-1 vaccine product candidate through its intranasal delivery mechanism to be:

●	Targeted Mucosal Immunity – Conventional injectable vaccines are poor inducers of mucosal immunity, whereas intranasal immunization can induce strong mucosal immunity by enhancing the immune response at the entry sites of mucosal pathogens. When the SARS-CoV-2 virus enters the nasal cavity, the respiratory epithelial layer is the first barrier against viral infection. The intranasal route of vaccination provides two additional layers of protection over intramuscular shots because (i) it produces immunoglobulin A and resident memory B and T cells in the respiratory mucosa that are an effective barrier to infection at those sites, and (ii) cross-reactive resident memory B and T cells can respond earlier than other immune cells should a viral variant start an infection.

●	Needle-Free Administration – As an obvious benefit, intranasal administration means needle-free delivery, resulting in meaningful differentiation for children and needle-phobic populations, improved compliance and the potential for self-administration.

●	Storage & Transport – The currently available mRNA-based vaccines have been delivered globally via stringent storage and transport requirements that strain distribution logistics under the best of circumstances. A key benefit of our NT-CoV2-1 vaccine candidate is a significantly reduced handling burden, allowing transport at a more manageable refrigeration temperature (5°C) that improves access globally including remote and under-vaccinated geographies.

●	Durability – Broad initial success with mRNA vaccines has significantly diminished COVID-19’s impact and death, but the trade-off has been fleeting efficacy. By benefitting from the immunological properties of the hybrid NIH/NRC construct, NT-CoV2-1 is potentially much more durable and long-lasting than currently available mRNA-based therapies.

Through assessment of a variety of factors including our pre-clinical testing to date, the expected benefits noted above, evolving variants and available vaccines in use, we determined to focus our development efforts on the intranasal delivery of our vaccine product candidate, NT-CoV2-1, which we believe is more highly differentiated than the currently available and late-stage COVID-19 vaccines. We expect to seek to file an IND application with the FDA and to thereafter commence a Phase 1 clinical study with NT-CoV2-1, the protocol for which is currently under development.

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We expect to use our currently available cash resources to continue to advance the development of NT-CoV2-1 through IND-enabling studies and commencement of a Phase 1 clinical trial with further clinical development being contingent upon the receipt of additional funding, including non-dilutive government grant funding which we continue to pursue, or partnering or out-licensing opportunities.

Our Antibiotic Product Candidate - Oragenics Derived Compound (ODC-x)

Members of our scientific team discovered that a certain bacterial strain of Streptococcus mutans, produces Mutacin 1140 (MU1140), a molecule belonging to the novel class of antibiotics known as lantibiotics. Lantibiotics, such as MU1140, are highly modified peptide antibiotics made by a small group of Gram-positive bacterial species. Over 60 lantibiotics have been discovered, to date. We believe lantibiotics are generally recognized by the scientific community to be potent antibiotic agents.

In nonclinical testing, MU1140 has shown activity against all Gram-positive bacteria against which it has been tested, including those responsible for a number of healthcare associated infections, or HAIs. A high percentage of hospital-acquired infections are caused by highly antibiotic-resistant bacteria such as methicillin-resistant Staphylococcus aureus (MRSA) or multidrug-resistant Gram-negative bacteria. We believe the need for novel antibiotics is increasing as a result of the growing resistance of target pathogens to existing FDA approved antibiotics on the market.

Lantibiotics have been difficult to investigate for their clinical usefulness as therapeutic agents in the treatment of infectious diseases due to a general inability to produce or synthesize sufficient quantities of pure amounts of these molecules. Traditional fermentation methods can only produce minute amounts of the lantibiotic.

The timing of the filing of an IND regarding any future lantibiotic candidate is subject to our having sufficient available human, material and financing capital, which includes research subjects, both animal and human, given all of our anticipated needs and expected requirements in connection with our ongoing research and development initiatives. We expect to continue to advance our lantibiotics program to an IND filing based on the availability of both human and financial capital. Based upon the current funding we expect to continue to focus on the identification of new potential product lantibiotic candidates, efficient and cost-effective improvements in the manufacturing processes and pre-clinical studies required to support a first in human Phase 1 clinical study.

In October 2021, we were awarded a small business innovation research grant in the amount of $250,000 (“Computer-aided Design for Improved Lantibiotics”, R41GM136034) for the Company’s continued research and development of lantibiotics, including its collaborative program with the Biomolecular Sciences Institute at Florida International University (FIU). The grant provides the Company with funding to develop novel lantibiotics for the treatment of ESKAPE pathogens (defined as Enterococcus faecium, Staphylococcus aureus, Klebsiella pneumoniae, Acinetobacter baumannii, Pseudomonas aeruginosa, and Enterobacter spp.).

Product Candidates.

Through our wholly-owned subsidiary, Noachis Terra, we began the research and development stage for our new Terra CoV-2 and NT-CoV2-1 vaccine product candidates. We hold a nonexclusive, worldwide intellectual property license agreement for certain research, patent applications and biological materials relating to the use of pre-fusion coronavirus spike proteins for the development and commercialization of a vaccine against SARS-CoV-2. We also hold a non-exclusive license with the NRC that enables us to pursue the rapid development of next-generation vaccines against the SARS-CoV-2 (the “NIH License”) virus and its variants (the “NRC License” and together with the NIH License the “License Agreements”).

Additionally, we are developing semi-synthetic lantibiotic analogs that may be effective against systemic Gram-positive multidrug infections, and analogs that may be effective in treating Gram-negative infections. We seek to protect our product candidates through patents and patent applications pursuant to the terms of our License Agreements.

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Product/Candidate	Description	Application	Status

NT-CoV2-1	Intranasal vaccine candidate (recombinant protein + adjuvant) to provide long lasting immunity against SARS-CoV-2	Broad, community-based vaccine immunity against SARS-CoV-2	Pre-clinical

Antibiotics	Semi-synthetic analogs of MU1140: Member of lantibiotic class of antibiotics	Healthcare-associated infections	Pre-clinical

Recent Developments

On December 22, 2022 our board of directors approved a 1 for 60 reverse stock split of our authorized, issued and outstanding of common stock to be effective on January 20, 2023. The par value per common shares will remain unchanged. Except where the context otherwise requires, share numbers in this prospectus reflect the 1 for 60 reverse stock split of our common stock.

Our Business Development Strategy

Success in the biopharmaceutical and product development industry relies on the continuous development of novel product candidates. Most product candidates do not make it past the clinical development stage, which forces companies to look externally for innovation. Accordingly, we expect from time to time, to seek strategic opportunities through various forms of business development, which can include strategic alliances, licensing deals, joint ventures, collaborations, equity-or debt-based investments, dispositions, mergers and acquisitions. We view these business development activities as a necessary component of our strategies, and we seek to enhance shareholder value by evaluating business development opportunities both within and complementary to our current business as well as opportunities that may be new and separate from the development of our existing product candidates.

Corporate and Other Information

We were incorporated in November 1996 and commenced operations in 1999. We consummated our initial public offering in June 2003. Our executive office is located at, 4902 Eisenhower Boulevard, Suite 125 Tampa, Florida, 33634 and our research facilities are located at 13700 Progress Boulevard, Alachua, Florida 32615. Our telephone number is (813) 286-7900 and our website is http://www.oragenics.com. We make available free of charge on our website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the Securities and Exchange Commission (the “SEC”). The reports are also available at www.sec.gov. We do not incorporate by reference into this prospectus the information on, or accessible through, our website, and you should not consider it as part of this prospectus and it should not be relied on in connection with this offering. We have included our website address as an inactive textual reference only.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. We may remain a smaller reporting company until we have a non-affiliate public float in excess of $250 million and annual revenues in excess of $100 million, or a non-affiliate public float in excess of $700 million, each as determined on an annual basis. A smaller reporting company may take advantage of relief from some of the reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

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●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting; and
●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements.

Securities We May Offer

We may offer shares of our common stock, warrant shares of our common stock to purchase, either individually or in combination, and/or units consisting of some or all of such securities for total gross proceeds of up to $40 million, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in the prospectus supplement information about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

●	Common stock;
●	Warrants to purchase shares of common stock; and
●	Units consisting of any combination of the securities listed above.

In this prospectus, we refer to the common stock, warrants and units collectively as “securities.” The total dollar amount of all securities that we may sell pursuant to this prospectus will not exceed $40,000,000.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2021, as updated or supplemented by any subsequently filed periodic reports and other documents as filed with the SEC and incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors described in the documents referenced above could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein.

Any statements in this prospectus, or incorporated herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, these forward-looking statements include statements regarding:

●	We have incurred significant operating losses since our inception and cannot assure you that we will generate revenues or achieve profitability;

●	We will need to raise additional capital to fully implement our business strategy and we may not be able to do so;

●	Our financial capacity and performance, including our ability to obtain funding, non-dilutive or otherwise, necessary to do the research, development, manufacture and commercialization of any one or all of our product candidates;

●	The timing, progress and results of clinical trials of our product candidates, including statements regarding the timing of initiation and completion of pre-clinical studies or clinical trials or related preparatory work, the period during which the results of the trials will become available and our research and development programs;

●	The timing of any submission of filings for regulatory approval of our product candidates and our ability to obtain and maintain regulatory approvals for our product candidates for any indication;

●	Our expectations regarding the potential benefits, activity, effectiveness and safety of our product candidates including as to administration, distribution and storage;

●	Our expectations regarding the size of the patient populations, market acceptance and opportunity for and clinical utility of our product candidates, if approved for commercial use;

●	Our manufacturing capabilities and strategy, including the scalability and commercial viability of our manufacturing methods and processes, and those of our contractual partners;

●	Our expectations regarding the scope of any approved indications for our product candidates;

●	Our ability to successfully commercialize our product candidates;

●	The potential benefits of, and our ability to maintain, our relationships and collaborations with the NIAID, the NIH, the NRC and other potential collaboration or strategic relationships;

●	Our ability to use our lantibiotic platform to develop future product candidates;

●	Our estimates of our expenses, ongoing losses, future revenue, capital requirements and our needs for or ability to obtain additional funding, including any application for future grants or funding;

●	Our ability to identify, recruit and retain key personnel and consultants;

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●	Our ability to obtain, retain, protect and enforce our intellectual property position for our product candidates, and the scope of such protection;

●	Our ability to advance the development of our new NT-CoV2-1 vaccine product candidate under the timelines and in accord with the milestones projected;

●	Our inability to achieve success in our identification of lantibiotic homologs or the manufacture and nonclinical testing of our lantibiotic product candidates;

●	Our need to comply with extensive and costly regulation by worldwide health authorities, who must approve our product candidates prior to substantial research and development and could restrict or delay the future commercialization of certain of our product candidates;

●	Our ability to successfully complete pre-clinical and clinical development of, and obtain regulatory approval of our product candidates and commercialize any approved products on our expected timeframes or at all;

●	The safety, efficacy and benefits of our product candidates;

●	The content and timing of submissions to and decisions made by the FDA, other regulatory agencies and nongovernmental bodies and actors, such as investigational review boards;

●	The effects of government regulation and regulatory developments, and our ability and the ability of the third parties with whom we engage to comply with applicable regulatory requirements;

●	The capacities and performance of our suppliers and manufacturers and other third parties over whom we have limited control;

●	Our ability to maintain our listing on the NYSE American and the effects of our contemplated 1 for 60 reverse stock split on our price per share and the trading market of our common stock;

●	The impact of the COVID-19 pandemic on our financial condition and business operations and our ability to continue research and development for existing product candidates on previously-projected timelines or in accord with ordinary practices, as well as the broader governmental, global health and macro- and microeconomic responses to and consequences of the pandemic;

●	We may be adversely impacted by any significant broad-based financial crises and its impact on consumers, retailers and equity and debt markets as well as our inability to obtain required additional funding to conduct our business;

●	As a public company, we must implement additional and expensive finance and accounting systems, procedures and controls as we grow our business and organization to satisfy reporting requirements, which add to our costs and require additional management time and resources;

●	Our competitive position and the development of and projections relating to our competitors or our industry; and

●	The impact of laws and regulations, including those that may not yet exist.

In some cases, you can identify forward-looking statements by the words “may,” “might,” “can,” “will,” “to be,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “likely,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

You should refer to the “Risk Factors” section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

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USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby for working capital, capital expenditures and general corporate purposes, which may include, without limitation, funding research, clinical and process development and manufacturing of our product candidates. We may also use a portion of the net proceeds to invest in, collaborate with, acquire, or in-licensing of products or product candidates, business or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

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DIVIDEND POLICY

We have never paid cash dividends on our common stock. Moreover, we do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. We intend to use all available cash and liquid assets in the operation and growth of our business. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as our board of directors deems relevant.

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DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms that are included in our amended and restated articles of incorporation (as amended) and our bylaws (as amended) as well as the specific agreements such descriptions relate to. This summary is qualified in its entirety by the specific terms and provisions contained in our restated articles of incorporation, bylaws and the specific agreements described herein, copies of which we have filed as exhibits to the registration statement of which this prospectus is a part, and by the provisions of applicable law.

Overview

Authorized Capital Stock

Our authorized capital stock consists of 250,000,000 (4,166,666 following the effectiveness of our 1 for 60 reverse stock on January 20, 2023) shares of common stock, par value $0.001, and 50,000,000 shares of preferred stock, without par value.

Common Stock

Voting

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Approval of an amendment of our articles of incorporation, a merger, a share exchange, a sale of all our property or dissolution must be approved by a majority of all votes entitled to be cast. Such votes may be cast in person or by proxy as provided in Article I Section 8 of our bylaws. One third of our shares entitled to vote constitute a quorum for purposes of a meeting of our shareholders.

Dividends

Subject to preferences that may be applicable to any outstanding preferred stock, the holders of our common stock are entitled to receive ratably all dividends, if any, as may be declared from time to time by our Board of Directors out of the funds legally available.

In the event of the liquidation, dissolution or winding up of the Company, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Rights upon Liquidation

Upon our liquidation, dissolution or winding-up, after payment in full of our liabilities and the amounts required to be paid to holders of any outstanding shares of preferred stock, if any, all holders of our common stock, along with the holders of our Series A Convertible Preferred Stock and Series B Convertible Preferred Stock on an “as if” converted basis, will be entitled to receive a pro rata distribution of all of our assets and funds legally available for distribution.

Redemption and Pre-Emptive Rights

No shares of our common stock are subject to redemption or have preemptive rights to purchase additional shares of our common stock or any of our other securities.

Fully Paid and Nonassessable

All of our outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, fully paid and nonassessable.

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Preferred Stock

Our Board of Directors has the authority, without action by our shareholders, to designate and issue up to 50,000,000 shares of preferred stock in one or more series or classes and to designate the rights, preferences and privileges of each series or class, which may be greater than the rights of our common stock. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, the number of shares constituting any class or series and the designation of the class or series. Terms selected by our Board of Directors in the future could decrease the amount of earnings and assets available for distribution to holders of shares of common stock or adversely affect the rights and powers, including voting rights, of the holders of shares of common stock without any further vote or action by the stockholders. As a result, the rights of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of the Series A Convertible Preferred Stock, and Series B Convertible Preferred Stock or any other preferred stock that may be issued by us in the future, which could have the effect of decreasing the market price of our common stock.

Series A Convertible Preferred Stock

On May 10, 2017 and on July 25, 2017, we issued an aggregate of 12,000,000 shares of convertible preferred stock, designated as the Series A Convertible Preferred Stock pursuant to the certificate of designation and rights filed by us with the Secretary of State of the State of Florida, with an aggregate original purchase price and initial liquidation preference of $3.0 million. Each share of Series A Convertible Preferred Stock was issued for an amount equal to $0.25 per share, which we refer to as the original purchase price. On March 9, 2018 and August 26, 2022, certain holders of Series A Convertible Preferred Stock elected to convert to common stock and, as a result of such conversions, 5,417,000 shares of Series A Preferred remain outstanding.

The following description is a summary of the material provisions of the Series A Convertible Preferred Stock and the certificate of designation and rights and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Series A Convertible Preferred Stock and certificate of designation and rights of Series A Convertible Preferred Stock, including the definitions of certain terms used in the certificate of designation and rights. We urge you to read this document because it, and not this description, defines the rights of a holder of the Series A Convertible Preferred Stock. A copy of the form of certificate of designation and rights that we filed with the Secretary of State of the State of Florida effective May 10, 2017 as amended and restated effective November 8, 2017 has been incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

No Mandatory Redemption Date or Sinking Fund

The shares of Series A Convertible Preferred Stock do not have a mandatory redemption date and are not subject to any sinking fund. The shares of Series A Convertible Preferred Stock will remain outstanding indefinitely unless we elect to redeem them under the circumstances described below in “Redemption” or we otherwise repurchase them or they are converted into shares of our common stock as described below under “Conversion Rights.”

Dividends

The shares of Series A Convertible Preferred Stock are entitled to participate in all dividends declared and paid on shares of company common stock on an “as if” converted basis.

Liquidation Preference

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary that is not a Fundamental Transaction (as defined in the certificate of designation), the holders of Series A Convertible Preferred Stock shall be entitled to receive out of the assets, the greater of (i) the product of the number of shares of Series A Preferred Stock then held by such holder, multiplied by the original issue price; and (ii) the amount that would be payable to such holder in the liquidation in respect of Common Stock issuable upon conversion of such shares of Series A Preferred Stock if all outstanding shares of Series A Preferred Stock were converted into Common Stock immediately prior to the Liquidation.

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Ranking

The Series A Convertible Preferred Stock ranks (i) on par with the Common Stock and Series B Convertible Preferred Stock and junior to Series C Non-Convertible Preferred Stock as to dividend rights and (ii) on par with Series B Convertible Preferred Stock, junior to Series C Non-Convertible Preferred Stock and senior to Common Stock as to rights upon liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily.

See “Voting Rights—Matters Requiring Approval of Holders of Series A Convertible Preferred Stock” for a description of the types of issuances of equity securities and other securities of our company requiring approval of holders of a majority of shares of Series A Convertible Preferred Stock then outstanding, voting together as a class.

Redemption

To the extent we have funds legally available therefor, at any time after the fifth anniversary of the original issue date of the Series A Convertible Preferred Stock, we have the right to redeem all or any portion of the outstanding shares of Series A Convertible Preferred Stock at the original issue price of $0.25 by providing at least seventy five (75) days written notice of such redemption to all holders of the then outstanding shares of Series A Convertible Preferred Stock.

Conversion Rights

The holders of shares of Series A Convertible Preferred Stock will, at any time, be entitled to convert some or all of their Series A Convertible Preferred Stock into the number of shares of our common stock obtained by dividing the original purchase price of the shares to be converted by the aggregate Series A conversion price (which originally equaled the original purchase price, but is subject to adjustment), which amount we refer to as the conversion price.

The conversion price will be adjustable upon the occurrence of certain events and transactions to prevent dilution as described under “Adjustments to Conversion Price to Prevent Dilution.” Any shares of our common stock issued upon conversion of the shares of Series A Convertible Preferred Stock shall be validly issued, fully paid and non-assessable. The Company shall in lieu of fractional shares rounded up to the next whole share. The initial conversion price was $0.25 but was adjusted to $2.50 as a result of the Company’s reverse split of 1 for 10 on January 19, 2018 and will be subject to further adjustment following the Company’s contemplated 1 for 60 reverse stock split expected to be effective on January 20, 2023.

Adjustments to Conversion Price to Prevent Dilution

The Series A Convertible Preferred Stock is subject to provisions that protect the holders against dilution by adjustment of the conversion price and/or number of shares of common stock issuable upon conversion in certain events such as a subdivision, combination or reclassification of our outstanding common stock.

Voting Rights—Matters Requiring Approval of Holders of Series A Convertible Preferred Stock

Except as otherwise required by law, the Series A Convertible Preferred Stock shall have no voting rights. However, as long as any shares of Series A Convertible Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Convertible Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series A Convertible Preferred Stock or alter or amend the certificate of designation, (b) amend its articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Convertible Preferred Stock, (c) increase the number of authorized shares of Series A Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Registration Rights

The holders of the Series A Convertible Preferred Stock were granted certain demand registration rights and piggyback registration rights with respect to the shares of our Common Stock issuable upon conversion of the Series A Preferred Stock and exercise of their associated warrants, subject to customary cutbacks, blackout periods and other exceptions.

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Series B Convertible Preferred Stock

On November 8, 2017, we issued 6,600,000 shares of convertible preferred stock, designated as the Series B Convertible Preferred Stock pursuant to the certificate of designation and rights filed by us with the Secretary of State of the State of Florida, with an aggregate original purchase price and initial liquidation preference of $3.3 million. Each share of Series B Convertible Preferred Stock was issued for an amount equal to $0.50 per share, which we refer to as the original purchase price. On August 26, 2022 a certain holder of Series B Convertible Preferred Stock elected to convert to common stock and, as a result of such conversion, 4,050,000 shares of Series B Convertible Preferred Stock remain outstanding.

The following description is a summary of the material provisions of the Series B Convertible Preferred Stock and the certificate of designation and rights and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Series B Convertible Preferred Stock and certificate of designation and rights of Series B Convertible Preferred Stock, including the definitions of certain terms used in the certificate of designation and rights. We urge you to read this document because it, and not this description, defines the rights of a holder of the Series B Convertible Preferred Stock. A copy of the form of certificate of designation and rights that we filed with the Secretary of State of the State of Florida effective November 8, 2017 has been incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

No Mandatory Redemption Date or Sinking Fund

The shares of Series B Convertible Preferred Stock do not have a mandatory redemption date and are not subject to any sinking fund. The shares of Series B Convertible Preferred Stock will remain outstanding indefinitely unless we elect to redeem them under the circumstances described below in “Redemption” or we otherwise repurchase them or they are converted into shares of our common stock as described below under “Conversion Rights.”

Dividends

The shares of Series B Convertible Preferred Stock are entitled to participate in all dividends declared and paid on shares of company common stock on an “as if” converted basis.

Liquidation Preference

Upon any liquidation, dissolution or winding-up of the Company (any such event, a “Liquidation”), whether voluntary or involuntary, each holder of shares of Series B Convertible Preferred Stock shall be entitled to receive, after payment to the Series C Non-Convertible Preferred Stock as provided in the Certificate of Designation of Series C Non-Convertible Preferred Stock, but on par with Series A Convertible Preferred Stock and in preference to the holders of Common Stock, an amount of cash equal to the greater of (i) the product of the number of shares of Series B Convertible Preferred Stock then held by such holder, multiplied by the original issue price; and (ii) the amount that would be payable to such holder in the Liquidation in respect of Common Stock issuable upon conversion of such shares of Series B Convertible Preferred Stock if all outstanding shares of Series B Convertible Preferred Stock were converted into Common Stock immediately prior to the Liquidation (disregarding for this purpose any and all limitations of any kind on such conversion).

Ranking

The Series B Convertible Preferred Stock ranks (i) on par with the Common Stock and Series A Convertible Preferred Stock and junior to Series C Non-Convertible Preferred Stock as to dividend rights and (ii) junior to Series C Non-Convertible Preferred Stock, on par with Series A Convertible Preferred Stock and senior to the Common Stock as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily.

See “Voting Rights—Matters Requiring Approval of Holders of Series B Convertible Preferred Stock” for a description of the types of issuances of equity securities and other securities of our company requiring approval of holders of a majority of shares of Series B Convertible Preferred Stock then outstanding, voting together as a class.

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Redemption

To the extent we have funds legally available therefor, at any time after the fifth anniversary of the original issue date of the Series B Convertible Preferred Stock, we have the right to redeem all or any portion of the outstanding shares of Series B Convertible Preferred Stock at the original issue price of $0.50 by providing at least seventy five (75) days written notice of such redemption to all holders of the then outstanding shares of Series B Convertible Preferred Stock.

Conversion Rights

The holders of shares of Series B Convertible Preferred Stock will, at any time, be entitled to convert some or all of their Series B Convertible Preferred Stock into the number of shares of our common stock obtained by dividing the original purchase price of the shares to be converted by the aggregate Series B conversion price (which originally equaled the original purchase price, but is subject to adjustment), which amount we refer to as the conversion price and then multiplying such product by two (2).

The conversion price will be adjustable upon the occurrence of certain events and transactions to prevent dilution as described under “Adjustments to Conversion Price to Prevent Dilution.” Any shares of our common stock issued upon conversion of the shares of Series B Convertible Preferred Stock shall be validly issued, fully paid and non-assessable. The Company shall either pay cash in lieu of fractional shares or round up to the next whole share. The initial conversion price was $0.50 but was adjusted to $5.00 as a result of the Company’s reverse split of 1 for 10 on January 19, 2018 and will be subject to further adjustment following the Company’s contemplated 1 for 60 reverse stock split expected to be effective on January 20, 2023.

Adjustments to Conversion Price to Prevent Dilution

The Series B Convertible Preferred Stock is subject to provisions that protect the holders against dilution by adjustment of the conversion price and/or number of shares of common stock issuable upon conversion in certain events such as a subdivision, combination or reclassification of our outstanding common stock.

Voting Rights—Matters Requiring Approval of Holders of Series B Convertible Preferred Stock

Except as otherwise required by law, the Series B Convertible Preferred Stock shall have no voting rights. However, as long as any shares of Series B Convertible Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series B Convertible Preferred Stock, (a) amend, alter, repeal, restate or supplement (in each case, whether by reclassification, merger, consolidation, reorganization or otherwise) the certificate of designation in any manner that would adversely affect the holders of the Series B Convertible Preferred Stock, (b) authorize or agree to authorize any increase in the number of shares of Series B Convertible Preferred Stock or issue any additional shares of Series B Convertible Preferred Stock, (c) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Company which would adversely affect any right, preference, privilege or voting power of the Series B Convertible Preferred Stock or the holders thereof or (d) agree to take any of the foregoing actions.

Registration Rights

The holders of the Series B Convertible Preferred Stock were granted certain demand registration rights and piggyback registration rights with respect to the shares of our Common Stock issuable upon conversion of the Series B Preferred Stock and exercise of their associated warrants, subject to customary cutbacks, blackout periods and other exceptions.

Series C Non-Voting, Non-Convertible Preferred Stock

On November 8, 2017, we issued to a single older 100 shares of non-convertible preferred stock, designated as the Series C Non-Voting, Non-Convertible Preferred Stock pursuant to the certificate of designation and rights filed by us with the Secretary of State of the State of Florida, with a stated value and liquidation preference equal to $33,847.9874 per share, which we refer to as the Stated Value. The shares of Series C Non-Voting, Non-Convertible Preferred Stock were entitled to payment-in-kind (“PIK”) dividends thereon at the annual rate of twelve percent (12%) (the “Initial Rate”) of its Stated Value, payable by issuing additional shares of Series C Non-Voting, Non-Convertible Preferred Stock within thirty days after the end of each calendar year, pro-rata for partial years. During the three months ended March 31, 2021, the Company provided a notice of redemption, to the holder of the Company’s Series C Preferred Stock to redeem all outstanding Series C Preferred Stock (which included the dividend of 26.697 shares paid on January 28, 2021 and any accrued dividends due through the redemption date of March 13, 2021). The Series C Preferred Stock redemption amount of approximately $5.6 million was paid on March 15, 2021 and all outstanding shares of Series C Preferred Stock were cancelled.

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Series D Preferred Stock-Converted to Common Stock

On July 13, 2018, our board of directors designated 9,364,000 shares of our preferred stock as Series D Convertible Preferred Stock (“Series D Preferred Stock”), which were subsequently issued on July 17, 2018, none of which are currently issued and outstanding. The preferences and rights of the Series D Preferred Stock was set forth in a Certificate of Designation (the “Series D Certificate of Designation”). Pursuant to a transfer agency agreement between us and Continental Stock Transfer & Trust Company, as transfer agent, the Series D Preferred Stock was issued in book-entry form and represented only by one or more global certificates deposited with The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC. Prior to the end of 2018, all of 9,364,000 shares of Series D Preferred Stock had converted to common stock and as such, the Company no longer has any Series D Preferred Stock outstanding.

Registration Rights

Series A Preferred Stock Private Placement. Pursuant to the May 10, 2017 Registration Rights Agreement, we granted certain demand registration rights and piggyback registration rights with respect to the shares of our Common Stock issuable upon conversion of the Series A Preferred Stock and the exercise of the common stock warrants that were issued commensurate with the issuance of the Series A Preferred Stock.

Series B Preferred Stock Private Placement. Pursuant to the November 8, 2017 Amended and Restated Registration Right Agreement, we granted certain demand registration rights and piggyback registration rights with respect to the shares of our Common Stock issuable upon conversion of the Series B Preferred Stock and the exercise of the common stock warrants that were issued commensurate with the issuance of the Series B Preferred Stock.. The Amended and Restated Registration Rights Agreement amended the previous registration rights agreement entered into in connection with our Series A Preferred Stock Financing in May 2017.

The following descriptions are summaries of the material terms that are included in our amended and restated articles of incorporation (as amended) and our bylaws (as amended) as well as the specific agreements such descriptions relate to. This summary is qualified in its entirety by the specific terms and provisions contained in our restated articles of incorporation, bylaws and the specific agreements described herein, copies of which we have filed as exhibits to the registration statement of which this prospectus is a part, and by the provisions of applicable law.

Certain Anti-Takeover Provisions

Florida Law

We are not subject to the statutory anti-takeover provisions under Florida law because in our articles of incorporation we have specifically elected to opt out of both the “control-share acquisitions” (F.S. 607.0902) and the “affiliated transactions” (F.S. 607.0901) statutes. Since these anti-takeover statutes do not apply to a corporation that has specifically elected to opt out of such provisions, we would not be able to invoke the protection of such statutes in the event of a hostile takeover attempt.

Articles of Incorporation and Bylaw Provisions

Our articles of incorporation and bylaws contain provisions that could have an anti-takeover effect. These provisions include

●	authorization of the issuance of “blank check” preferred stock that could be issued by our Board of Directors without shareholder approval and that may be substantially dilutive or contain preferences or rights objectionable to an acquiror;

●	the ability of the Board of Directors to amend the bylaws without shareholder approval;

●	vacancies on our board may only be filled by the remaining Directors and not our shareholders; and

●	requirements that only our Board, our President or holders of more than 10% of our shares can call a special meeting of shareholders.

These provisions in our articles of incorporation and bylaws could delay or discourage transactions involving an actual or potential change in control of us, including transactions in which shareholders might otherwise receive a premium for their shares over their current prices. Such provisions could also limit the ability of shareholders to approve transactions that shareholders may deem to be in their best interests and could adversely affect the price of our common stock.

Listing of Common Stock

Our common stock is currently listed on the NYSE American under the trading symbol “OGEN.”

Transfer Agent and Registrar

The transfer agent and registrar of our common stock is Continental Stock Transfer & Trust Company, 1 State Street 30th Floor, New York, New York 10004, telephone: (212) 509-4000.

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DESCRIPTION OF WARRANTS

The following description, together with the additional information that we include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may be issued in one or more series. Warrants may be offered independently or in combination with other securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following description summarizes the material terms and provisions of the warrants and is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

●	the title of such securities;

●	the offering price and aggregate number of warrants offered;

●	the currency or currencies for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	if applicable, the minimum or maximum amount of such warrants which may be exercise at any one time;

●	in the case of warrants to purchase common stock, the number of shares of common stock, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the dates on which the right to exercise the warrants shall commence or expire;

●	the terms of any rights to redeem or call the warrants;

●	the terms of any rights to force the exercise of the warrants;

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●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of any material or special U.S. federal income tax considerations of holding or exercising the warrants;

●	the antidilution provisions of the warrant, if any;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including: in the case of warrants to purchase common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

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DESCRIPTION OF UNITS

Units

We may issue units consisting of any combination of our common stock and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to all of the provisions of the unit agreement and/or unit certificate, and depositary arrangements, if applicable. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the units that we may offer under this prospectus, as well as the complete unit agreement and/or unit certificate, and depositary arrangements, as applicable, that contain the terms of the units.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and/or unit certificate, and depositary arrangements, as applicable, that contain the terms of the particular series of units we are offering, and any supplemental agreements, before the issuance of such units.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	whether the units will be issued in fully registered or global form; and

●	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Common Stock” and “Warrants” above, will apply to each unit and to each security included in each unit, respectively

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LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

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Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;
●	whether it imposes fees or charges;
●	how it would handle a request for the holders’ consent, if ever required;
●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

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If securities are issued only as global securities, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;
●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;
●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;
●	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;
●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;
●	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;
●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and
●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, a global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;
●	if we notify any applicable trustee that we wish to terminate that global security; or
●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through one or more agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of NYSE American or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale. Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents, if any;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only the agents or underwriters named in each prospectus supplement will be agents or underwriters in connection with the securities offered by a prospectus supplement.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

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Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the NYSE American, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions or other suitable purchasers to purchase securities from us at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement and include the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. Each prospectus supplement will set forth any commissions we pay for solicitation of these contracts. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities. There is currently no market for any of the offered securities, other than our common stock which is listed on the on the NYSE American. Any common stock will be listed on the NYSE American but any other securities may or may not be listed on a national securities exchange. We have no current plans for listing of the, warrants on any securities exchange or quotation system; any such listing with respect to any particular warrants will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any agents and underwriters who are qualified market makers on the NYSE American may engage in passive market making transactions in the securities on the NYSE American in accordance with Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

In compliance with guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum compensation to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Shumaker, Loop & Kendrick, LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

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EXPERTS

The audited financial statements of Oragenics, Inc. as of December 31, 2021 and 2020, and for the years ended December 31, 2021 and 2020, as set forth in its report included in our Annual Report on Form 10-K for the year ended December 31, 2021, incorporated by reference in this prospectus have been audited by Mayer Hoffman McCann P.C., an independent registered public accounting firm, as stated in their report dated March 24, 2022, which is incorporated by reference herein, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at www.Oragenics.com Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus. We have included our website address as an inactive textual reference only.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC, excluding any portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K:

●	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 24, 2022 and our Form 10-K/A for the year ended December 31, 2021, filed with the SEC on July 29, 2022;

●	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 13, 2022, for the quarter ended June 30, 2022 filed with the SEC on August 9, 2022 and for the quarter ended September 30, 2022 filed with the SEC on November 14, 2022;

●	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 31, 2022;

●	Our Current Reports on Form 8-K, filed January 26, 2022, February 28, 2022, March 10, 2022, April 6, 2022, April 19, 2022, May 17, 2022, June 23, 2022, July 8, 2022, August 3, 2022, August 24, 2022, September 30, 2022, October 3, 2022, November 16, 2022, December 15, 2022, December 19, 2022, December 20, 2022, December 22, 2022 and December 23, 2022;

●	The description of our common stock set forth in our registration statement on Form 8-A12B, filed April 8, 2013, including any amendments or reports filed for purposes of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You may request a copy of these filings at no cost, by writing to or telephoning us at the following address: Oragenics, Inc., 4902 Eisenhower Boulevard, Suite 125, Tampa, Florida 33634, Attention: Corporate Secretary.

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered. All amounts are estimated except the SEC registration filing fee. All of the expenses below will be paid by us.

SEC registration fee		$4,408
FINRA filing fee	$	*
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Transfer agent and registrar fees	$	*
Printing and engraving expenses	$	*
Miscellaneous	$	*
Total	$	*

*	These fees cannot be estimated at this time as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Under our Bylaws, each of our directors has the right to be indemnified by us to the maximum extent permitted by law against (i) reasonable expenses incurred in connection with any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative action, suit or proceeding seeking to hold the director liable by reason of his or her actions in such capacity and (ii) reasonable payments made by the director in satisfaction of any judgment, money decree, fine, penalty or settlement for which he or she became liable in such action, suit or proceeding. This right to indemnification includes the right to the advancement of reasonable expenses by us, to the maximum extent permitted by law. Under our Bylaws, each of our officers who are not directors is entitled to the same indemnification rights, including the right to the advancement of reasonable expenses, which are provided to our directors.

Pursuant to the Florida Business Corporation Act, a Florida corporation has the power to indemnify its directors and officers provided that they act in good faith and reasonably believe that their conduct was lawful and in the corporate interest (or not opposed thereto), as set forth in the Business Corporation Act. Under the Business Corporation Act, unless limited by its articles of incorporation, a corporation must indemnify a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer, against reasonable expenses incurred by the director or officer in connection with the proceeding. Our Articles of Incorporation do not contain any such limitations. The Business Corporation Act permits a corporation to pay for or reimburse reasonable expenses in advance of final disposition of an action, suit or proceeding only upon (i) the director’s certification that he or she acted in good faith and in the corporate interest (or not opposed thereto), (ii) the director furnishing a written undertaking to repay the advance if it is ultimately determined that he or she did not meet this standard of conduct, and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under the Business Corporation Act.

Under our Articles of Incorporation, no director will be liable to us or our shareholders for monetary damages for breach of his or her fiduciary duty as a director, to the maximum extent permitted by law.

The Florida Business Corporation Act also empowers a corporation to provide insurance for directors and officers against liability arising out of their positions, even though the insurance coverage may be broader than the corporation’s power to indemnify. We maintain directors’ and officers’ liability insurance for the benefit of our directors and officers.

In our employment agreement with Kimberly Murphy, our Chief Executive Officer and President, we agreed to indemnify her for all claims arising out of performance of her duties, other than those arising out of their breach of the agreement or their gross negligence or willful misconduct.

At present, there is no pending litigation or proceeding involving any of the registrant’s directors or executive officers as to which indemnification is being sought nor is the registrant aware of any threatened litigation that may result in claims for indemnification by any executive officer or director.

The registrant maintains an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

The underwriting agreement, if any, entered into with respect to an offering of securities registered hereunder will provide for indemnification by any underwriters of any offering, our directors and officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

II-1

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibit Index

Exhibit number	Exhibit description	Form	File no.	Exhibit	Filing date	Filed herewith
1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Articles of Incorporation as amended prior to December 29, 2017 (including certificates of designation of Series A, B and C Preferred Stock)	8-K	001-32188	3.1	12/29/17

3.2	Articles of Amendment to Amended and Restated Articles of Incorporation dated effective December 29, 2017	8-K	001-32188	3.2	12/29/17

3.3	Articles of Amendment to Amended and Restated Articles of Incorporation effective January 19, 2018	8-K	001-32188	3.1	1/19/18

3.4	Articles of Amendment to Amended and Restated Articles of Incorporation	8-K	001-32188	3.4	6/26/18

3.5	Articles of Amendment to Amended and Restated Articles of Incorporation	8-K	001-32188	3.5	2/28/22

3.6	Bylaws	SB-2	333-100568	3.2	10/16/02

3.7	First Amendment to Bylaws	8-K	001-32188	3.1	6/9/10

3.8	Second Amendment to Bylaws	8-K	001-32188	3.1	8/24/10

3.9	Third Amendment to Bylaws	8-K	001-32188	3.9	2/28/22

4.1*	Specimen Stock Certificate

4.2*	Form of Warrant

4.3*	Form of Warrant Agreement

4.4*	Form of Unit

4.5*	Form of Unit Agreement

5.1	Opinion of Shumaker, Loop & Kendrick, LLP					X

23.1	Consent of Mayer Hoffman McCann P.C., an independent public accounting firm.					X

23.2	Consent of Shumaker, Loop & Kendrick, LLP (included in Exhibit 5.1)					X

24.1	Powers of Attorney (included on signature page).					X

107	Filing Fee Table					X

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and incorporated herein by reference.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any to the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	That, for purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be a part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offing of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Act”), in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions or arrangements whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on January 13, 2023.

ORAGENICS, INC.

By:	/s/ Kimberly M. Murphy
Kimberly M. Murphy,
Chief Executive Officer, and Principal Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kimberly Murphy as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated and on January 13, 2023.

Signature	Title

/s/ Kimberly M. Murphy	Principal Executive Officer, Chief Executive Officer,
Kimberly M. Murphy	Interim Chief Financial Officer and Director

/s/ Charles L. Pope
Charles L. Pope	Chairman and Director

/s/ Robert C. Koski
Robert C. Koski	Director

/s/ Frederick W. Telling
Frederick W. Telling	Director

/s/ Alan W. Dunton
Alan W. Dunton	Director

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